UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SONUS NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS NETWORKS, INC.
7 Technology Park Drive
Westford, MA 01886

October 9, 2007

Dear Shareholder:

We cordially invite you to attend Sonus’ annual meeting of shareholders. The meeting will be held on Monday, November 12, 2007, at 9:00 a.m., local time, at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts.

The notice of annual meeting and proxy statement accompanying this letter describes the business to be acted upon at the meeting. Our annual report for 2006 is also enclosed. To ensure that your shares are represented at the meeting, you are urged to vote as described in the accompanying proxy statement.

Thank you for your support.

Sincerely,

Hassan M. Ahmed
President, Chief Executive Officer and Chairman of the Board of Directors

The notice of meeting and proxy statement and accompanying proxy card are being mailed on or about October 9, 2007.

SONUS NETWORKS, INC.

7 Technology Park Drive

Westford, MA 01886

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held November 12, 2007

To the Shareholders of Sonus Networks, Inc.:

The 2007 annual meeting of shareholders of Sonus Networks, Inc., will be held on Monday, November 12, 2007 at 9:00 a.m., local time, at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts. At the meeting we will:

1.                Elect two (2) directors to each serve for three-year terms;

2.                Approve the 2007 Stock Incentive Plan; and

3.                Transact any other business that may properly come before the meeting or any adjournments thereof.

Shareholders who owned shares of Sonus common stock of record at the close of business on September 28, 2007 are entitled to attend and vote at the meeting. If you cannot attend, you may vote by telephone or by using the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even if you have already voted on the proposal described in this proxy statement. A complete list of Sonus’ shareholders will be available at the corporate offices at 7 Technology Park Drive, Westford, Massachusetts 01886 prior to the meeting.

By Order of the Board of Directors,

Westford, Massachusetts October 9, 2007	Charles J. Gray Secretary

A copy of your proxy card and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed stamped envelope or vote electronically via the Internet or vote by telephone in order to assure representation of your shares at the annual meeting. No postage need be affixed if mailed in the United States.

SONUS NETWORKS, INC.
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2007 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, a proxy card and our 2006 annual report to shareholders, are being mailed to shareholders on or about October 9, 2007. Our principal executive offices are located at 7 Technology Park Drive, Westford, Massachusetts 01886. Our telephone number is (978) 614-8100.

Q:            Who may vote at the meeting?

A:             The Board of Directors set September 28, 2007 as the record date for the meeting. All shareholders of record of our common stock at the close of business on September 28, 2007 may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the close of business on September 28, 2007, 267,299,921 shares of our common stock were outstanding.

Q:            How many shares must be present to hold the meeting?

A:             A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are represented in person at the meeting or that are represented by a proxy submitted over the Internet, by telephone or by mail. Further, for purposes of establishing a quorum, we will count as present shares that a shareholder holds even if the shareholder does not vote on one or more of the matters to be voted upon.

Q:            What proposals will be voted on at the meeting?

A:             There are two proposals scheduled to be voted on at the meeting:

•       Election of two (2) directors to each serve for three-year terms.

•       Approval of the 2007 Stock Incentive Plan.

Q:            What vote is required to approve each matter and how are votes counted?

A:             Proposal 1—Election of two directors to each serve for three-year terms. In order to be elected directors, each of the nominees for director must receive a plurality of the votes cast at the annual meeting. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:

•       Vote FOR all nominees;

•       WITHHOLD your vote from all nominees; or

•       Vote FOR one nominee and WITHHOLD your vote from the other nominee.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Approval of the 2007 Stock Incentive Plan. The affirmative vote of the holders of a majority of the votes cast on the matter is required for the approval of the 2007 Stock Incentive Plan. You may:

•       vote FOR the 2007 Stock Incentive Plan;

•       vote AGAINST the 2007 Stock Incentive Plan; or

•       ABSTAIN from voting.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting with respect to approval of the 2007 Stock Incentive Plan.

Q:            How may I vote my shares in person at the meeting?

A:             Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:            How may I vote my shares without attending the meeting?

A:             Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you may vote in any of the following ways:

•       You may vote by mail.   To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

•       You may vote over the Internet.   If you have Internet access, you may vote your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

•       You may vote by telephone.   You may vote your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

If you hold shares in street name, you may vote by submitting voting instructions to your stockbroker or nominee. If you provide specific voting instructions, your shares will be voted as you have instructed. In most cases, you will be able to do this by telephone, using the Internet or by mail.

Q:            How may I change my vote?

A:             You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:            What is our voting recommendation?

A:             Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the board.

Our Board of Directors recommends that you vote your shares “FOR” the approval of the 2007 Stock Incentive Plan.

Q:            Where can I find the voting results of the meeting?

A:             The preliminary voting results will be announced at the meeting. The final results will be published in our Annual Report on Form 10-K for the year ending December 31, 2007.

Proposal 1—ELECTION OF DIRECTORS

Our Board of Directors consists of six members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for two directors, Howard E. Janzen and H. Brian Thompson, will expire at this 2007 annual meeting. Messrs. Janzen and Thompson are being nominated for re-election as directors and, if elected, will each serve a three-year term until our annual meeting in 2010 or until their respective successors are elected and qualified. Each of the nominees has consented to his nomination for election to a new three-year term.

The Board of Directors unanimously recommends a vote “FOR” the election to the Board of Directors of each of the following nominees.

Nominees for a three-year term expiring in 2010

Howard E. Janzen, age 53, has been a director since January 2006. Mr. Janzen has been Chief Executive Officer of One Communications, a supplier of integrated advanced telecommunications solutions to businesses, since March 2007 and has served on the Board of Directors of One Communications since June 2007. He served as President of Sprint Business Solutions, the business unit serving Sprint’s business customer base with almost 10,000 employees and $12 billion in annual revenue, from January 2004 to September 2005. From May 2003 to January 2004, he was President of Sprint’s Global Markets Group, responsible for Sprint’s long distance service for both consumer and business customers. From October 2002 to May 2003, Mr. Janzen was President and Chief Executive Officer of Janzen Ventures, Inc., a private investment business venture. From 1994 until October 2002, Mr. Janzen served as President and Chief Executive Officer, and Chairman from 2001, of Williams Communications Group, Inc., a high technology company, which emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Mr. Janzen is currently a member of the Board of Directors of Global Telecom and Technology. He also serves on the Governor’s Science and Technology Council for the State of Oklahoma and is a Commissioner and Vice Chairman for the Global Information Infrastructure Commission (GIIC). Mr. Janzen received his B.S and M.S. degrees in Metallurgical Engineering from the Colorado School of Mines. He also has completed the Harvard Business School Program for Management Development.

H. Brian Thompson, 68, has been a director since October 2003. Mr. Thompson has been Executive Chairman of Global Telecom and Technology (GTT), a multi-network operator, since October 2006 and continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc. From December 2000 to June 2007, Mr. Thompson was Chairman of Comsat International, an independent telecommunications operator serving all of Latin America. He currently serves as a member of the boards of directors of Axcelis Technologies, Inc., ICO Global Communications and Penske Automotive Group. He received his M.B.A. from Harvard University’s Graduate School of Business, and received an undergraduate degree in chemical engineering from the University of Massachusetts.

Directors whose terms will expire in 2008

Hassan M. Ahmed, 49, has been Chief Executive Officer and a member of our Board of Directors since November 1998 and Chairman of our Board of Directors since April 2004. Mr. Ahmed also has been our President from November 1998 to April 2004, and from August 2007 to the present. From July 1998 to November 1998, Mr. Ahmed was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment, and from July 1997 to July 1998 was a Vice President and General Manager of the Core Switching Division. From June 1995 to July 1997, Mr. Ahmed was Chief Technology Officer and Vice President of Engineering for Cascade Communications Corp., a provider of wide area network switches.

From 1993 to June 1995, Mr. Ahmed was a founder and president of WaveAccess, Inc., a supplier of wireless communications. Prior to that, he was an Associate Professor at Boston University, Engineering Manager at Analog Devices, Inc., a chip manufacturer, and director of VSLI Systems at Motorola Codex, a supplier of communications equipment. Mr. Ahmed holds a B.S. and an M.S. in engineering from Carleton University and a Ph.D. in engineering from Stanford University.

John P. Cunningham, 70, has been a director since September 2004. In June 2002, Mr. Cunningham retired from Citrix Systems, Inc., a global leader in virtual workplace software and services. From May 2001 to June 2002, Mr. Cunningham was Senior Vice President, Finance and Operations of Citrix. He joined Citrix in November 1999 as Senior Vice President, Finance and Administration and served in that capacity until May 2001. From 1998 to June 1999, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Wang Global, a worldwide provider of network services. Prior to joining Wang, he served as Chief Financial Officer of Whirlpool Corporation from 1996 to 1998 and Chief Financial Officer of Maytag Corporation from 1994 to 1996, both diversified manufacturers. Mr. Cunningham has also held various management positions at International Business Machines. He currently serves as a member of the Board of Directors of Smart Disk Corporation. Mr. Cunningham has an M.B.A. from New York University and a B.S. from Fordham University.

Paul J. Severino, 60, has been a director since March 1999. Mr. Severino has been an investment advisor to emerging companies and venture funds since 1996. He currently serves as a member of the Board of Directors of Analog Devices, Inc. Mr. Severino has a B.S. in engineering from Rensselaer Polytechnic Institute.

Director whose term will expire in 2009

Edward T. Anderson, 58, has been a director since November 1997. Mr. Anderson has been managing general partner of North Bridge Venture Partners, a venture capital firm, since 1994. Previously, he was a general partner of ABS Ventures, the venture capital affiliate of Alex. Brown & Sons. Mr. Anderson is currently a member of the Board of Directors of Starent Networks, Corp., a provider of wireless infrastructure solutions. He has an M.F.A. from the University of Denver and an M.S. from Columbia University.

CORPORATE GOVERNANCE

Corporate Governance Policies

The Board of Directors has established Corporate Governance Guidelines to assist in the fulfillment of its responsibilities. The governance practices which are memorialized in these guidelines are intended to insure that the Board has the necessary authority and processes to review and evaluate the Company’s business operations as needed and to make independent decisions consistent with the interests of Sonus’ shareholders. The Board of Directors is responsible for overseeing the Company’s management and its financial results.

In addition, to preserve Sonus’ reputation and to reaffirm its existing policy for integrity to its employees, officers and directors and to persons who deal with the Company, the Board of Directors has adopted a written Code of Business Conduct and Ethics.

Code of Business Conduct and Ethics

All of our directors, officers and employees must act in accordance with our Code of Business Conduct and Ethics, which has been adopted by our Board of Directors. This policy is intended to help ensure that that the Company’s business is conducted in a consistently legal and ethical manner. The Company’s policies and procedures cover all areas of professional conduct, including relations with vendors, conflicts of interest, financial integrity and the protection of corporate assets, as well as adherence to all laws and regulations applicable to the conduct of the Company’s business. Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. In addition, the Company’s Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

A copy of our Code of Business Conduct and Ethics can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing Our Company. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Business Conduct and Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, unless a Form 8-K is otherwise required by applicable rules of the NASDAQ Stock Market.

Transactions with Related Persons

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executives, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the related person transaction to our General Counsel. The policy calls for the related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•       the related person’s interest in the related person transaction;

•       the approximate dollar value of the amount involved in the related person transaction;

•       the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•       whether the transaction was undertaken in the ordinary course of our business;

•       whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•       the purpose of, and the potential benefits to us of, the transaction; and

•       any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for the purposes of this policy:

•       interest arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

•       a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Director Independence

Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of Edward T. Anderson, John P. Cunningham, Howard E. Janzen, Paul J. Severino and H. Brian Thompson does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

In determining the independence of the directors listed above, our Board considers each of the transactions specified in the Company’s policy and procedures regarding Transactions with Related Persons. There are no family relationships among our executive officers and directors.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held 12 meetings during 2006 and acted once by written consent. Each director who served on the Board during 2006 attended at least 75% of all board and applicable committee meetings during 2006. We do not have a policy regarding the attendance of directors at our annual meetings of shareholders. All of the directors attended the 2006 annual meeting.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of these Committees is composed entirely of independent directors as defined under applicable rules.

Audit Committee

Our Board of Directors has established an Audit Committee which is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is primarily concerned with the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. Its duties include selecting the independent registered public accounting firm; reviewing the scope of the audit to be conducted by our independent registered public accounting firm; overseeing our independent registered public accounting firm and reviewing the results of their audit; reviewing our financial reporting processes, including the accounting principles and practices followed and the financial information provided to shareholders and others; overseeing our internal control over financial reporting and disclosure controls and procedures; and serving as our legal compliance committee. The Audit Committee operates under a written Audit Committee charter approved by the Board that reflects standards and requirements adopted by the SEC and the NASDAQ Global Select Market. A copy of this charter can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company. The Audit Committee held 15 meetings during 2006 and acted once by written consent.

The members of the Audit Committee are Messrs. Anderson, Cunningham and Janzen. Each of the members of the Audit Committee is an “independent director” as defined under the rules of the NASDAQ Stock Market and the additional independence requirements for members of Audit Committees contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Cunningham is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for the review and approval, where required, of the compensation, as well as evaluating the performance, of our executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. In exercising its responsibilities, the Compensation Committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and makes option awards to those individuals. Additionally, the Compensation Committee administers our stock plans and reviews and approves the structure of our bonus plans. The Compensation Committee operates under a written Compensation Committee charter adopted by the Board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company.

The members of the Compensation Committee are Messrs. Severino and Thompson. Each of the members of the Compensation Committee is an “independent director” as defined under the rules of the NASDAQ Stock Market. The Compensation Committee held 8 meetings during 2006, and acted six times by written consent.

Nominating Committee

The Nominating Committee is responsible for identifying and selecting the persons to be nominated by the Board of Directors for election as directors at our annual shareholder meetings, and overseeing the annual self-evaluation of the Board and its Committees. The Nominating Committee is responsible for reviewing with the Board the requisite skills and criteria for new directors as well as the composition of the Board as a whole. The Nominating Committee encourages the selection of directors who will contribute to our overall corporate goals of responsibility to our shareholders, customers and employees. The Nominating Committee reviews from time to time the appropriate skills and characteristics required of individual directors to contribute to our success in today’s business environment. The Nominating Committee has the authority to engage independent advisors to assist in the process of identifying and evaluating candidates, but has not engaged any such advisors to date. The Nominating Committee operates under a written Nominating Committee charter approved by the Board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com., at Corporate/Investor Relations/Governing our Company.

The members of the Nominating Committee are Messrs. Anderson and Thompson. Each of the members of the Nominating Committee is, and each former member while serving on the Nominating Committee was, an “independent director” as defined under the current rules of the NASDAQ Stock Market. The Nominating Committee held one meeting during 2006.

DIRECTOR NOMINATION PROCESS

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to the board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee applies the criteria generally set forth in the Nominating Committee charter. There are no specific minimum qualifications for a recommended nominee to the Board, however, the Nominating Committee considers, among other skills and criteria, the following criteria for nomination as a director: demonstrated business acumen, knowledge and experience and an ability to exercise sound judgment in matters that relate to our current and long-term objectives; commitment to understanding us and our industry and to regularly attend and participate in meetings of the Board and its committees; a reputation for integrity, honesty and adherence to high ethical standards; the ability and experience to understand sometimes conflicting interests of our various constituencies; and the absence of any conflict of interest that would impair the nominee’s ability to represent the interests of all our stakeholders and to fulfill the responsibilities of being a director. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned no more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating Committee, c/o Corporate Secretary, Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Shareholders may directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth above under “SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2008 ANNUAL MEETING.”

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by writing, e-mailing or calling our Investor Relations Department at Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. Our Investor Relations Department and/or General Counsel will review all such communications and will forward to the chairman of the Audit Committee of the Board of Directors all communications that raise an issue appropriate for consideration by our Board of Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

DIRECTOR COMPENSATION

Members of our Board of Directors who are employees of Sonus receive no compensation for their service as directors. Non-employee directors are compensated for their service as directors as follows:

$20,000 per year for serving as a board member with no committee assignments;

$23,750 per year for serving as a board member, and on one committee other than the Audit Committee;

$27,500 per year for serving as a board member, and on the Audit Committee;

$27,500 per year for serving as a board member, and on two committees other than the Audit Committee;

$31,250 per year for serving as a board member, and on the Audit Committee and one other committee; or

$37,500 per year for serving as a board member, and as chairman of the Audit Committee.

Directors also are eligible to be reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at board of director or committee meetings.

Under our Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), non-employee directors also are eligible to receive stock option grants or restricted stock awards at the discretion of the Board of Directors or other administrator of the 1997 Plan. We currently compensate directors with option grants for 50,000 shares upon commencement of board service and also typically grant to non-employee directors an option for 20,000 shares annually. In 2006, the Board did not award an annual grant of options to non-employee directors.

The following table contains information on compensation for our non-employee members of our Board of Directors during 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2)(3) ($)	Total ($)
Edward T. Anderson	31,250	39,736	70,986
John P. Cunningham	37,500	76,375	113,875
Howard E. Janzen	27,500	37,661	65,161
Paul J. Severino	23,750	39,736	63,486
H. Brian Thompson	27,500	123,793	151,293

(1)          The amounts in this column do not reflect compensation actually received by the director. Instead, the amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) with respect to options awarded in 2006 and prior years. A discussion of the assumptions used in calculating the amount in this column may be found in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)          In 2006, the Board did not grant annual stock option awards to non-employee directors. In January 2006, the Compensation Committee granted an option to purchase 50,000 shares of our common stock to Mr. Janzen upon his appointment to the Board of Directors at an exercise price of $4.77 per share. This option vests over a four-year period with 25% of the shares vesting one year from the date of grant and monthly thereafter at the rate of 2.0833% for each month of service completed by the director.

(3)          The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2006 and the fair value at the time of grant for each stock option grant:

Non-employee Director	Grant Date	Number of Shares	Grant Date Fair Value of Option Awards
Edward T. Anderson	5/11/01	10,000	$265,700
	5/02/02	10,000	16,200
	5/07/03	10,000	29,200
	12/29/04	10,000	46,800
	10/12/05	20,000	75,600
Total		60,000	$433,500
John P. Cunningham	9/09/04	50,000	$230,000
	10/12/05	20,000	75,600
Total		70,000	$305,600
Howard E. Janzen	1/20/06	50,000	$159,000
Paul J. Severino	5/11/01	10,000	$265,700
	5/02/02	10,000	16,200
	5/07/03	10,000	29,200
	12/29/04	10,000	46,800
	10/12/05	20,000	75,600
Total		60,000	$433,500
H. Brian Thompson	10/24/03	50,000	$372,500
	12/29/04	10,000	46,800
	10/12/05	20,000	75,600
Total		80,000	$494,900

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding beneficial ownership of our common stock as of September 7, 2007 by:

•       each person who beneficially owns, to the best of our knowledge, more than 5% of the outstanding shares of our common stock;

•       each of our Named Executive Officers (our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers serving as executive officers at December 31, 2006);

•       each of our directors; and

•       all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares. In computing the number of shares beneficially owned by each person named in the following table and the percentage ownership of that person, shares of common stock that are subject to stock options held by that person that are currently exercisable or exercisable within 60 days of September 7, 2007 are deemed owned by that person and are also deemed outstanding. These shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The percentage of common stock outstanding as of September 7, 2007 is based on 266,068,092 shares of common stock outstanding on that date plus shares subject to options to the extent noted above.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Named Executive Officers and Directors:
Hassan M. Ahmed(1)	9,678,331	3.64%
Ellen B. Richstone(2)	644,531	*
Albert A. Notini(3)	1,447,951	*
James F. Collier III	—	*
Steven Edwards	—	*
Edward T. Anderson(4)	466,779	*
John P. Cunningham(5)	48,542	*
Howard E. Janzen(6)	21,875	*
Paul J. Severino(7)	551,655	*
H. Brian Thompson(8)	87,083	*
All executive officers and directors as a group (11 persons)(9)	12,061,995	4.53%
5% Owners:
FMR Corp.(10)	36,627,248	13.77%
Senate Limited (Trustee)(11)	56,580,079	21.27%
Wellington Management Company, LLP(12)	30,488,307	11.46%

*                    Less than 1% of the outstanding shares of common stock.

(1)          Includes 4,003,000 shares subject to outstanding options that are exercisable as of November 6, 2007.

(2)          Includes 639,583 shares subject to outstanding options that are exercisable as of November 6, 2007.

(3)          Includes of 1,437,951 shares subject to outstanding options that are exercisable as of November 6, 2007.

(4)          Includes 47,083 shares subject to outstanding options that are exercisable as of November 6, 2007.

(5)          Consists of shares 48,542 subject to outstanding options that are exercisable as of November 6, 2007.

(6)          Consists of 21,875 shares subject to outstanding options that are exercisable as of November 6, 2007.

(7)          Includes 47,083 shares subject to outstanding options that are exercisable as of November 6, 2007.

(8)          Includes 67,083 shares subject to outstanding options that are exercisable as of November 6, 2007.

(9)          Reflects ownership as of September 7, 2007 of all persons serving as executive officers and directors as of October 1, 2007. Includes 5,263,416 shares subject to outstanding options that are exercisable as of November 6, 2007.

(10) According to a Schedule 13D/A filed on February 14, 2007, Fidelity Management & Research Company (“Fidelity”) was the beneficial owner of 36,627,248 shares of common stock in its capacity as investment advisor to various registered investment companies. Fidelity is a wholly owned subsidiary of FMR Corp. The power to vote the shares of Fidelity resides solely with the board of trustees of the Fidelity funds and Edward C. Johnson 3d and FMR Corp. each have the sole power to dispose of, or direct the disposition of, the shares of Fidelity funds. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(11) According to a Schedule 13D/A No. 1 filed on September 10, 2007 reporting the beneficial ownership of 56,580,079 shares of common stock, each of Galahad Securities Limited, Legatum Capital Limited, Legatum Global Holdings Limited, Legatum Global Investment Limited and Senate Limited, Trustee (acting on behalf of the trust formed under the laws of the Cayman Islands as of July 1, 1996), reports sole voting power and dispositive power of the 56,580,079 shares. The address of the reporting persons is P.O. Box 71082, Dubai, United Arab Emirates.

(12) According to a Schedule 13G/A No. 1 filed on April 10, 2007, Wellington Management Company, LLP (“Wellington Management”) was the beneficial owner of 30,488,307 shares of common stock in its capacity as investment adviser to various clients, which are owners of record of such common stock and which clients have the right to receive, or the power to direct the receipt of, dividends from, or proceeds from the sale of, such shares of common stock. Wellington Management has the shared power to vote or direct the vote of 23,804,487 shares of common stock, and the shared power to dispose or direct the disposition of 30,276,707 shares of common stock in its capacity as investment adviser. The address of Wellington Management is 75 State Street, Boston, MA 02109.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees our executive compensation program and reviews all compensation decisions relating to our executive officers. The Compensation Committee evaluates both performance and compensation to ensure that we are able to attract and retain the best possible employees in key positions and that the compensation provided to key employees remains competitive with the compensation provided to employees of our peer group comprised of companies of comparable revenue and market capitalization in the diversified high technology market.

Philosophy and Objectives

The Compensation Committee believes that our annual and long-term incentive-based cash and non-cash executive compensation should motivate executives to achieve our business goals and reward executives for achieving these goals. We believe that total direct compensation should represent a strong competitive position (60th percentile) as compared to our peer group base salaries and annual cash incentives should be competitive with our peer group (50th percentile); and long-term equity incentives should be highly competitive with our peer group (75th percentile).

The Compensation Committee believes that an effective executive compensation program should be tied to annual and long-term strategic goals for the business and should align the executive’s interests with those of the shareholders by rewarding performance above those goals, with the objective of ultimately increasing shareholder value. Therefore, the executive compensation program should include competitive cash and stock incentive based compensation components that reward performance. We believe that the executive compensation program should also be structured to attract superior employees consistent with those of a company with strong growth and earnings potential.

More specifically, the executive compensation program is designed to: (i) offer compensation opportunities that attract highly talented executives; (ii) motivate individuals to perform at their highest levels; (iii) reward outstanding initiative and achievement; (iv) reinforce critical measures of performance derived from our business strategy and key success factors; and (v) retain those individuals with the leadership abilities and skills necessary to build long-term shareholder value by supporting executive ownership and shareholder alignment.

We have not established a policy for the specific allocation between cash and non-cash compensation. Rather, the Compensation Committee annually reviews market data and information provided by a compensation consultant to determine the appropriate level and combination of incentive and non-incentive, cash and equity-based compensation, based upon competitive data.

Compensation Components

Our executive compensation program has three major components: (i) base salary, (ii) cash-based incentives and (iii) equity-based incentives. The Compensation Committee reviews the compensation program on an annual basis.

Base Salary.   Aggregate base salaries are designed to reflect the scope of responsibilities, performance and competencies of the individual executives. The salaries for each executive officer are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to benchmark data for similar positions at peer companies. For 2006, the Compensation Committee made no changes to the base salary of Mr. Ahmed, Mr. Notini or Mr. Edwards. The Compensation Committee increased the base salary of Ms. Richstone by approximately 3% from $260,000 to $267,800. Mr. Collier’s salary was approved in connection with his hiring by us.

Cash-based Incentives.   A significant portion of each executive officer’s compensation is tied to the achievement of corporate financial goals and to individual performance objectives. Accordingly, cash-based incentives are expected to represent a substantial part of total compensation for our executives and are based on measures that reflect annual financial and short-term strategic goals. Under our incentive compensation program for fiscal year 2006, except as otherwise provided in individual agreements with executive officers, the amount of any incentive compensation payment to executive officers and employees is determined by the Compensation Committee and awarded based on our having achieved certain operating and financial measures for fiscal year 2006, as well as individual performance objectives established for each executive. Individual objectives may include product development and quality metrics, improvement of corporate processes, development of strategic partnerships, expansion of geographic infrastructure, growth of customer base and supply chain improvement. In 2006, the Compensation Committee established an executive cash incentive plan, under which 50% of the potential cash payment is based upon achievement of corporate goals relating to revenue, operating income and remediation of reported material weaknesses, and 50% of the potential cash payment is based upon achievement of specific individual performance goals, provided that failure to meet corporate goals will result in non-payment of some or all cash incentives, subject to the discretion of the Compensation Committee. The corporate component of the 2006 cash incentive program further allocated payments based upon achievement of corporate goals as follows: (i) 45% of payment based upon achievement of revenue goals; (ii) 45% of payment based upon achievement of operating income goals; and (iii) 10% of payment based upon elimination of reported material weaknesses in internal controls. We consider our corporate goals to be confidential and, therefore, we do not disclose these goals. In fiscal 2006, 100% of the individual objectives of our Chairman/Chief Executive Officer and President/Chief Operating Officer were based upon achievement of these corporate goals.

Equity-based Incentives.   Stock options and restricted stock are awarded to our executive officers in order to tie compensation directly to our long-term success and increase in shareholder value. In determining the size of the stock option and/or restricted stock grants awarded to each executive officer, the Compensation Committee takes into account the executive officer’s position, past performance, anticipated contribution to our long-term goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Typically, 25% of the shares subject to an option vest on the first anniversary of the grant date with the remaining 75% of the shares vesting in equal increments of 2.0833% monthly thereafter through the fourth anniversary of the grant date. Restricted stock awards typically vest over a four year period with 25% of the shares subject to the award vesting on the first anniversary of the grant date and semi-annually thereafter. The Compensation Committee believes that a combination of stock options and restricted stock is most effective in meeting the key objectives of employee retention, motivation, and shareholder alignment, and is the most cost effective and efficient manner of share usage, taking into account SFAS 123R expense and cash flow. As of 2006, the aggregate share pool available under the stock incentive program will be funded with fewer shares than in prior years to reflect the usage of restricted stock and market trends. The historical practice of allocating equity awards to top performers and critical positions will be continued.

Determining Executive Compensation

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In establishing total annual compensation for the Chief Executive Officer, and reviewing the total annual compensation for the President and the other executive officers, the Compensation Committee reviews each component of the executive’s compensation against executive compensation surveys prepared by the Compensation Committee’s outside compensation consultant. The surveys used for comparison reflect compensation levels and practices for persons holding comparable positions at certain of our peer group companies. The Compensation Committee also solicits appropriate input from our Chief Executive Officer and our President, who work with our Vice President of Human Resources to recommend compensation for those executives reporting directly to them. The Vice President of Human Resources works with the compensation consultant to provide input and advice to the Compensation Committee regarding the Chief Executive Officer’s compensation. The Compensation Committee considers, but is not bound by, recommendations made by company management. Similarly, the Compensation Committee may accept, reject or modify any recommendations by the compensation consultants or other outside advisors. All decisions regarding the Chief Executive Officer’s compensation are made by the Compensation Committee in executive session, without the Chief Executive Officer present.

During 2006, the Compensation Committee retained the Wilson Group, a human resources consulting firm, to conduct an annual analysis of the total compensation practices for our executive and senior management positions. The purpose of this study was to provide management and the Compensation Committee with current information on the competitiveness of our total cash and long-term incentive compensation. Similar studies were completed over the past several years. These studies provided a significant amount of comparative information, using peer group and market data.

The Compensation Committee determined the need to review the current compensation strategy and the market reference peer group based on larger company metrics, considering our current and future growth potential. The analysis indicated that overall total direct compensation for our executives is below that of our peer group and survey market references. Base salaries for executive officers did not increase in 2006 over the prior year’s base salaries, with the exception of an equitable adjustment in base compensation for the Chief Financial Officer. However, the Compensation Committee expects to adjust salary and cash-based incentives for executive officers in the future based upon comparative compensation of companies of similar size, complexity and other factors, which may include our financial performance and success in meeting strategic goals. In 2007 the Compensation Committee implemented an annual equity incentive program for executives offering a combination of options and restricted stock. The Compensation Committee did not establish an annual equity incentive program for executives in 2006.

Benefits and Other Compensation

Executives are eligible for the same benefits that are available to all employees, which include group health insurance, life and disability insurance, dental insurance, and paid holidays. All employees begin accruing 3 weeks vacation upon date of hire. We offer a 401(k) program and an Employee Stock Purchase Plan.

We do not typically offer perquisites or employee benefits to executive officers that are not also made available to employees on a broad basis. The Company agreed to pay any relocation expenses incurred by Mr. Collier, including moving expenses and temporary living expenses, but no such expenses were incurred.

Compensation Committee Roles and Responsibilities

The Compensation Committee evaluates and approves goals and objectives of the Chief Executive Officer and reviews goals and objectives of other executive officers; evaluates the performance of the executives in light of those goals and objectives; determines and approves the compensation level for the Chief Executive Officer; reviews compensation levels of other key executive officers; evaluates and approves all grants of equity-based compensation to executive officers and recommends to the Board compensation policies for outside directors.

At the outset of the fiscal year, the Board of Directors sets the overall corporate performance goals for the year, while the Compensation Committee establishes each executive’s individual performance measures and target bonus, except as otherwise predetermined by an employment agreement. In determining the performance goals, the Compensation Committee may consider the impact of changes in accounting principles and extraordinary, unusual or infrequent events. After the end of the fiscal year, the Compensation Committee reviews the actual corporate and individual performance against the predetermined corporate performance goals and individual performance measures to determine the appropriate bonus amount, as well as other performance considerations related to unforeseen events during the year. For each of the performance goals, a formula establishes a payout range based upon the target bonus allocation. The formula also determines the percentage of the target bonus to be paid based on a percentage of goal achievement.

Stock Option Grant Policy

New Hire Grants

The Compensation Committee has delegated authority to our Chief Executive Officer to grant new hire options consistent with approved guidelines and restrictions governing the delegation. These guidelines are as follows:

1.                Such options are granted pursuant to the 1997 Plan;

2.                Such options are on the terms of our standard form of stock option agreement;

3.                The grant date is the 15th day of the month following the employee’s start date and the exercise price of these options is equal to the closing price of our common stock on that date, or the next business day in the event that the 15th day falls on a day that the NASDAQ Global Select Market is closed;

4.                The Chief Executive Officer is not authorized to grant options (a) to himself or to any of our other executive officers, or (b) to any new employee for more than 100,000 shares of the our common stock; and

5.                The Chief Executive Officer shall maintain a list of the options granted pursuant to the delegated authority and shall report to the Compensation Committee regarding the options granted, upon request.

The Compensation Committee reviews and, if appropriate, approves the grants to new hires in excess of 100,000 shares at a Compensation Committee meeting. The actions taken at the meetings are documented in meeting minutes subsequently approved by the Compensation Committee. The list of proposed individual grants is provided in advance of the meeting and attached to the meeting minutes.

Annual Equity Incentive Grants

The Compensation Committee annually considers an equity incentive grant for our employees, including executives, in connection with its annual review of employee and executive compensation. At a Compensation Committee meeting, the Compensation Committee reviews a report prepared by its independent compensation consultants and a proposed plan for the granting of equity awards to executives and employees in connection with the annual equity incentive program. Typically, employee eligibility is based upon hire date with a required minimum of one year of service. Among the eligible employees, awards are allocated to employees based upon management’s evaluation of employee performance and other business criteria.

The proposed plan includes overall parameters of the plan, a pool of shares to be allocated under the plan and typically recommends specific grants for executives. The Compensation Committee discusses the plan with management and then requests that management provide the Compensation Committee with a specific list of individual grants for employees consistent with the Compensation Committee’s guidance. The Compensation Committee determines specific grants for executives. Management then prepares a list of individual grants for employees and executives and submits to the Compensation Committee the list of individual grants for employees and executives. The Compensation Committee reviews and, if appropriate, approves the list of individual grants at a Compensation Committee meeting. The actions taken at the meetings are documented in meeting minutes subsequently approved by the Compensation Committee. The list of individual grants is attached to the meeting minutes.

The Compensation Committee has established the grant date for annual equity incentive grants to be August 15 of each year, or the next business day following August 15 if August 15 falls on a weekend or holiday. The Compensation Committee retains the right to change this date based on business events that might warrant using another date for the annual equity incentive grant date. The Compensation Committee did not establish an annual equity incentive program in 2006. The Compensation Committee did establish an annual equity incentive program for 2007 with a grant date of August 15, 2007.

Promotion and Achievement Grants

From time to time, our management recommends to the Compensation Committee promotion or achievement grants to our employees or executives. Our management includes all recommended individual stock option grants for approval by the Compensation Committee in the meeting materials provided in advance of the meeting. We document all Compensation Committee meetings with minutes reflecting any stock option grants approved during the meeting. The Compensation Committee approves promotion or achievement grants at Committee meetings. The actions taken at the meetings are documented in meeting minutes. Promotion and achievement grants have a grant date of the 15th day of the month following the Compensation Committee’s approval of the grant.

Vesting

Provided that the employee continues his or her employment with us, on the applicable vesting date options will vest and become exercisable as follows: (i) New Hire grants: 25% of the shares vest on the first anniversary of the date that employment with us commences (“Employment Date”) and the remaining 75% of the shares vest in equal increments of 2.0833% monthly thereafter through the fourth anniversary of the Employment Date; (ii) All other option grants: 25% of the shares vest on the first anniversary of the grant date (as defined in the Notice of Grant of Stock Options and Option Agreement) and the remaining 75% of the shares vest in equal increments of 2.0833% monthly thereafter through the fourth anniversary of the grant date; (iii) Restricted stock grants: 25% of the shares vest on the first anniversary of the Employment Date or the grant date and the remaining 75% vest in equal increments of 12.5% semi-annually through the fourth anniversary of the Employment Date or the grant date. Grants to non-employee directors have the same vesting schedule subject to continued service on the Board of Directors.

Termination

Options typically terminate on the tenth anniversary of the grant date (or the fifth anniversary of the grant date, if the optionee owns more than 10% of our stock), provided that if an employee’s employment relationship with us terminates, the option termination date is determined based upon the reason for employment termination as follows: (i) death or total and permanent disability of optionee (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended)—180 days thereafter; (ii) termination for any other reason—30 days thereafter unless otherwise extended.

Acceleration

In the event of an acquisition, merger or consolidation of the Company (“Acquisition”), in which an option is assumed or substituted in the Acquisition, then the number of shares, subject to the option, that are not then vested shall become accelerated in vesting by 12 months upon the closing of the Acquisition. If an option is not assumed or substituted, then the number of shares that are not then vested shall accelerate in full and become immediately exercisable.

Tax and Accounting Considerations

Accounting for Stock-Based Compensation.   Beginning on January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of SFAS 123R.

Incentive Stock Options.   Options granted to employees are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, we make no representation or warranty as to the tax treatment to the optionee upon receipt or exercise of the option or sale or other disposition of the shares covered by the option. In addition, options will not be treated as incentive stock options for tax purposes to the extent that options covering in excess of $100,000 of stock (based upon fair market value of the stock as of the respective dates of grant of such options) become exercisable in any calendar year; and such options will be subject to different tax treatment.

Policy on Deductibility of Executive Compensation.   Section 162(m) of the Code disallows a tax deduction for certain compensation in excess of $1 million paid to the Chief Executive Officer and four other most highly compensated officers. It is the Compensation Committee’s present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives. However, the Compensation Committee reserves the right to approve compensation in excess of the deductible amount if it concludes that it is in our best interest and in the best interest of our shareholders to do so.

Compensation Committee Report

The Compensation Committee consists of Paul J. Severino (Chair) and H. Brian Thompson. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,
COMPENSATION COMMITTEE:
Paul J. Severino
H. Brian Thompson

Summary of Executive Compensation

The following table sets forth, for the year ended December 31, 2006, the compensation earned by our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers serving as executive officers at December 31, 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary	Bonus		Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Total
Hassan M. Ahmed, Chairman and Chief Executive Officer	$375,000	$—		$—	$7,930	$344,393	$727,323
Ellen B. Richstone, Former Chief Financial Officer	$267,800	$—		$—	$69,769	$154,510	$492,079
Albert A. Notini, Former President and Chief Operating Officer and Director(5)	$325,000	$—		$—	$2,120,310	$298,474	$2,743,784
James F. Collier III, Former Vice President of Worldwide Sales(6)	$206,730	$103,562	(1)	$385,600	$334,680	$121,635	$1,152,207
Steven Edwards, Former Vice President and Chief Marketing Officer(7)	$245,000	$—		$—	$6,571	$—	$251,571

(1)             Represents a guaranteed bonus related to Mr. Collier’s joining Sonus in May 2006.

(2)             The amount in this column does not reflect compensation actually received by the Named Executive Officer. Instead, the amount reflects the stock-based compensation recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123R of restricted stock awards granted under the 1997 Plan. A discussion of the assumptions used in calculating the amount in this column may be found in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Mr. Collier was granted an award of 200,000 restricted shares of our common stock ($0.001 par value) which vested as follows: 80,000 on December 31, 2006 and 40,000 on April 30, 2007. The remaining shares were scheduled to vest 30,000 on October 31, 2007 and 50,000 on May 1, 2008; however, due to Mr. Collier’s termination, these shares did not vest but have been forfeited.

(3)             The amounts shown in this column do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reflect the stock-based compensation recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123R of stock options granted under the 1997 Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Ms. Richstone was granted an option to purchase 100,000 shares of our common stock at an exercise price of $5.12 per share, which represents the closing price of our common stock on the NASDAQ Global Select Market on March 15, 2006 (the grant date), with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting 2.0833% monthly until her separation from Sonus.

Mr. Collier was granted an option to purchase 650,000 shares of our common stock at an exercise price of $4.82 per share, which represents the closing price of our common stock on the NASDAQ Global Select Market on April 24, 2006, with 25% of the number of shares vesting on the first anniversary of his employment commencement date and the remaining 75% vesting 2.0833% monthly until his termination of employment with us.

(4)             Cash incentive payments for 2006 were made in accordance with predetermined corporate metrics and individual performance objectives set by the Compensation Committee at the beginning of the fiscal year. Total potential individual cash incentives are set by employment agreement or by the Compensation Committee as applicable, as a percentage of base salary. For 2006, cash-based incentives were allocated based 50% upon achievement of individual performance objectives established for each executive employee and 50% upon achievement of corporate objectives. The corporate component of the 2006 cash incentive program further allocated payments based upon achievement of corporate goals as follows: (i) 45% of payment based upon achievement of revenue goals; (ii) 45% of payment based upon achievement of operating income goals; and (iii) 10% of payment based upon elimination of remaining material weaknesses in internal controls. For 2006, cash incentives were paid based upon overachievement of revenue and operating income goals, and underachievement of goals related to internal controls. Each metric is measured separately. Once the payment under corporate measures has been determined, 50% of such payment is based upon evaluation of individual performance objectives.

Mr. Ahmed’s target was 85% of his base salary in 2006. Based upon the percentage of achievement of corporate and individual goals, Mr. Ahmed’s actual bonus for 2006 was 91.8% of base salary, or $344,393.

Ms. Richstone’s target was 60% of her base salary in 2006. Based upon the percentage of achievement of corporate and individual goals, Ms. Richstone’s actual bonus for 2006 was 57.7% of base salary, or $154,510.

Mr. Notini’s target was 85% of his base salary in 2006. Based upon the percentage of achievement of corporate and individual goals, Mr. Notini’s actual bonus for 2006 was 91.8% of base salary, or $298,474.

Mr. Collier’s target was 100% of his base salary in 2006. Based upon the percentage of achievement of corporate and individual goals, Mr. Collier’s bonus for 2006 was 58.8% of base salary, or $121,635. This excludes the $103,562 cash incentive guaranteed to Mr. Collier under the employment agreement for 2006.

(5)             Mr. Notini resigned as President and Chief Operating Officer effective August 10, 2007 and as Director effective August 7, 2007.

(6)             Mr. Collier’s employment with the Company was terminated on August 9, 2007.

(7)             Mr. Edwards resigned from the Company effective April 2, 2007.

(8)             Ms. Richstone retired from the Company effective October 1, 2007.

Plan-Based Awards

The following table sets forth information about incentive plan awards to the Named Executive Officers during the year ended December 31, 2006.

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards (2) ($)
Hassan M. Ahmed	—	—	318,750	374,441	—	—	—	—	—	—	—
Ellen B. Richstone	3/15/2006	—	160,680	188,751	—	—	—	—	100,000	5.12	342,380
Albert A. Notini	—	—	276,250	324,515	—	—	—	—	—	—	—
James F. Collier III	4/24/2006	103,562	207,124	238,212	—	—	—	200,000	650,000	4.82	2,808,830
Steven Edwards	—	—	147,000	172,681	—	—	—	—	—	—	—

(1)                Amounts reflect potential cash award amounts payable under our incentive compensation program for 2006 described above in “Compensation Discussion and Analysis.” Actual award amounts are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)                Amounts reflect the fair value of the restricted stock award to Mr. Collier and stock option grants to Ms. Richstone and Mr. Collier as of the grant date. The terms of the grants are set forth above in Notes 2 and 3 to the Summary Compensation Table.

Option Holdings

The following table sets forth information concerning stock options and unvested stock awards held by the Named Executive Officers as of December 31, 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hassan M. Ahmed	813,000		—		—	$3.33	3/15/2010		—		$—	—	$—
	640,000		—		—	$13.88	4/3/2011		—		$—	—	$—
	750,000	(3)	—		—	$4.47	6/16/2013		—		$—	—	$—
	1,250,000	(3)	—		—	$4.79	6/16/2013		—		$—	—	$—
	550,000					$5.79	8/20/2014
Ellen B. Richstone	600,000		—		—	$5.49	1/10/2015		—		$—	—	$—
	—		100,000	(4)	—	$5.12	3/15/2016		—		$—	—
Albert A. Notini	46,875		3,125	(5)	—	$2.13	3/26/2013		—		$—	—	$—
	1,633,333		816,667	(6)		$3.99	4/6/2014		—		$—	—	$—
James F. Collier III	—		650,000	(7)	—	$4.82	4/24/2016		120,000	(8)	$790,800	—	$—
Steven Edwards	500,000		—		—	$4.10	7/19/2014	(9)	—		$—	—	$—
	150,000		—		—	$4.91	9/9/2015	(9)	—		$—	—	$—

(1)                On December 21, 2005, upon the Compensation Committee’s recommendation, our Board of Directors approved the acceleration of vesting of unvested stock options having an exercise price per share of $4.00 or higher, granted under our stock option plan that are held by our current employees, including executive officers. As a result, unvested options for executive officers with an exercise price per share of $4.00 or higher were accelerated. The aggregate number of options accelerated for the executive officers was 2,765,417. Each executive officer has entered into a Resale Restriction Agreement, which restricts his or her sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, the executive officer’s last day of employment with us.

(2)                In accordance with SEC rules, the market value of unvested shares of restricted stock is determined by multiplying the number of such shares by $6.59, the closing market price of our common stock on December 29, 2006 (the last trading day prior to December 31, 2006).

(3)                On August 2, 2007, we filed our Annual Report on Form 10-K for the year ended December 31, 2006. In connection with this filing, we determined that the appropriate measurement date for financial accounting purposes of the June 16, 2003 grant to Mr. Ahmed was June 18, 2003. Mr. Ahmed and Sonus agreed to increase the exercise price for the portion of that option vesting after December 31, 2004 (representing 1,250,000 shares) from $4.47 to $4.79, reflecting the closing price of our stock on June 18, 2003. Mr. Ahmed is entitled to receive in January 2008 a cash payment of $400,000, which is the amount of the increase in the aggregate exercise price of the 1,250,000 shares. The portion of the option that was not repriced remains exercisable for 750,000 shares at the original exercise price of $4.47 a share. See “Section 409A of the Internal Revenue Code’’ below.

(4)                On March 15, 2006, we granted Ms. Richstone an option to purchase 100,000 shares of our common stock at an exercise price of $5.12 per share, with 25% of the number of options vesting on the first anniversary of the grant date and the remaining 75% vesting 2.0833% monthly through her separation from Sonus.

(5)                On March 26, 2003, we granted Mr. Notini an option to purchase 50,000 shares of our common stock at an exercise price of $2.13 per share, with 25% of the number of options vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly increments through the fourth anniversary of the grant date. As of Mr. Notini’s resignation from Sonus, the shares were fully vested.

(6)                In April 2004, we granted Mr. Notini an option to purchase 2,450,000 shares of our common stock at an exercise price of $3.99 per share, with 25% of the number of options vesting on the first anniversary of his employment commencement date and the remaining 75% vesting 2.0833% monthly through April 6, 2008.

(7)                In April 2006, we granted Mr. Collier an option to purchase 650,000 shares of our common stock at an exercise price of $4.82 per share, with 25% of the number of options vesting on the first anniversary of his employment commencement date and the remaining 75% vesting 2.0833% monthly up to the date of his termination of employment with us.

(8)                In April 2006, we granted Mr. Collier 200,000 restricted shares of our common stock. Eighty thousand of the restricted shares vested on December 31, 2006 and 40,000 vested on April 30, 2007. Due to the termination of Mr. Collier’s employment with the Company, the remaining shares did not vest but have been forfeited.

(9)                In order to remedy the fact that Mr. Edwards would be unable to exercise any vested options within 30 days of his termination, in accordance with his option agreements, in April 2007 we entered into an amendment to Mr. Edwards’ stock agreements, extending his right to exercise vested options until September 2, 2007, which was thirty days from the date our Form S-8 became effective, allowing us to issue shares of common stock.

Option Exercises and Stock Vested—The following table shows amounts realized by the Named Executive Officers upon the vesting of restricted stock during 2006. None of the Named Executive Officers exercised any stock options during 2006.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Hassan M. Ahmed	—	$—	—	$—
Ellen B. Richstone	—	$—	—	$—
Albert A. Notini	—	$—	—	$—
James F. Collier III(1)	—	$—	80,000	$527,200
Steven Edwards	—	$—	—	$—

(1)          On April 24, 2006, we granted Mr. Collier 200,000 restricted shares of our common stock. Eighty thousand of the restricted shares vested on December 31, 2006, of which 28,604 shares were returned to the Company to satisfy the tax withholding associated with the vesting of the shares. Forty thousand of the restricted shares vested on April 30, 2007, of which 14,302 shares were returned to the Company to satisfy the tax withholding associated with the vesting of the shares. Due to the termination of Mr. Collier’s employment, the remaining restricted shares have been forfeited.

(2)          In accordance with SEC rules, the aggregate dollar amount realized of unvested shares of restricted stock is determined by multiplying the number of such shares by $6.59, the closing market price of our common stock on December 29, 2006 (the last trading day prior to the vesting date, December 31, 2006).

Section 409A of the Internal Revenue Code

In connection with the voluntary review by us of our historical stock option grant practices with respect to options granted since our initial public offering, we concluded that the appropriate measurement dates for financial accounting purposes of certain stock grants differ from the recorded measurement dates of those awards. For certain options that were determined to have a measurement date different from the original measurement date, and that have an exercise price less than the fair market value of the Company’s stock on the re-determined measurement date, the option recipient is subject to adverse tax consequences, and the Company is subject to reporting and withholding obligations under Section 409A of the Internal Revenue Code (“Section 409A”). In addition, we must comply with certain reporting and withholding obligations under Section 409A.

In order to address the adverse tax consequences under Section 409A, on December 26, 2006, our current and former executive officers and directors who may have received options subject to Section 409A (the “Section 16 Persons”) each executed a consent (the “Consents”), pursuant to which they irrevocably agreed that the exercise price of any of their stock options that are determined to be subject to Section 409A would be increased so as to be equal to the fair market value of the Company’s stock on the re-determined measurement date.

We have agreed to compensate the Section 16 Persons for any increases in the exercise price of their options that are subject to Section 409A with cash payable in 2008. However, the Section 16 Persons will not receive compensation for grants that we determine to be out-of-the-money with exercise prices higher than the closing price of our common stock on the NASDAQ Global Select Market as of February 16, 2007.

We have determined that the appropriate measurement date for financial accounting purposes of a June 16, 2003 grant to Mr. Ahmed was June 18, 2003. We and Mr. Ahmed agreed to increase the exercise price for the portion of that option vesting after December 31, 2004 (representing 1,250,000 shares) from $4.47 to $4.79, reflecting the closing price of our stock on June 18, 2003. Mr. Ahmed is entitled to receive in January 2008 a cash payment of $400,000, which is the amount of the increase in the aggregate exercise price of the 1,250,000 shares. The portion of the option that was not repriced remains exercisable for 750,000 shares at the original exercise price of $4.47 a share. Mr. Ahmed has executed an irrevocable waiver to receive compensation for 53,300 shares, which represent the unvested portion as of December 31, 2004, of the options granted to him on April 3, 2001.

Mr. Ahmed has executed an irrevocable waiver to receive compensation for 53,300 shares, which represent the unvested portion as of December 31, 2004, of options granted to him on April 3, 2001.

Mr. Thompson executed an irrevocable waiver to receive compensation for 35,417 shares, which represent the unvested portion as of December 31, 2004, of the options granted to him on October 24, 2003. In addition, a former Section 16 Person executed an irrevocable waiver to receive compensation for the unvested portion as of December 31, 2004, of the options granted to him on April 3, 2001.

Severance and Change of Control Arrangements

In addition to compensation designed to reward employees and executives for service and performance, we have approved certain severance and change of control provisions for certain of the Named Executive Officers.

Severance Arrangements

In order to recruit and retain executives, we believed it was appropriate and necessary to provide assurance of certain severance payments if we terminated an executive’s employment without cause or if the executive terminated his or her employment for good reason.

Ellen B. Richstone entered into a separation of employment agreement dated September 6, 2007 with us. Under the separation agreement, Ms. Richstone received the following in connection with her separation from us on October 1, 2007: (i) a lump sum severance payment in the amount of one year of annual base salary ($273,156); and (ii) the ability to exercise vested stock options for twelve months following October 1, 2007. These severance benefits were paid in accordance with our obligations under her employment agreement dated December 12, 2004.

Albert A. Notini entered into a separation of employment agreement dated August 7, 2007 with us. Under the separation agreement, Mr. Notini received the following in connection with his separation from us on August 10, 2007: (i)  a lump sum payment of $901,783, payable six months and a day after Mr. Notini’s separation date; (ii) premium payments for health benefits (medical, dental and vision) for eighteen months; (iii) continued vesting of stock options for eighteen months; and (iv) the ability to exercise vested stock options until the earlier of August 10, 2009 or the original option expiration date. These severance benefits were paid in accordance with our obligations under his employment agreement dated April 6, 2004.

James F. Collier III entered into an employment agreement with us dated April 10, 2006. On August 9, 2007, Mr. Collier’s employment with us was terminated. We have not paid any severance in connection with Mr. Collier’s termination.

We have no other current severance arrangements with executives other than the change of control arrangements specified below.

Change of Control Arrangements

In the event of an acquisition as defined in our standard stock option agreement, for each employee including the Named Executive Officers, the number of shares that are not then vested shall become accelerated in vesting by 12 months upon the closing of the acquisition.

Richard J. Gaynor entered into an employment agreement with us dated August 31, 2007, under which he became Chief Financial Officer as of October 1, 2007, and which provides for an initial salary of $270,000 per year, and eligibility to participate in the Officer Bonus Program for 2007 with a potential bonus of 60% of annual base salary. For the first year of employment, his 2007 bonus will be pro-rated for the number of days in 2007 that he is employed with us and payment is guaranteed. In addition, Mr. Gaynor will be granted a “New Hire Grant” as follows: (i) an option to purchase 350,000 shares of common stock which shall vest and become exercisable with respect to 25% of the shares, on the first anniversary of the date of his employment, and with respect to the remaining 75% of the shares, in equal monthly increments of 2.0833% of the shares thereafter through the fourth anniversary of the date of employment; and (ii) 35,000 shares of restricted stock, which will vest over a four-year period; 25% will vest on the first anniversary of the date of employment; and the remaining 75% of the shares will vest semi-annually thereafter.

The employment agreement further provides that if his employment is terminated following an acquisition of us for any reason other than cause or if he is not offered an equivalent position in the combined entity, he will be eligible to receive the following severance and related post-termination benefits: (i) 12 months salary continuation payments of his annual base salary; (ii) 12 months health benefits continuation; and (iii) 100% of all unvested options and restricted stock in his New Hire Grant shall immediately become vested and exercisable, subject to his serving through a six month transition period, if requested.

We have no other change of control arrangements with executives.

Indemnification Agreements

Certain of our current and former officers and directors are parties to legal proceedings because of their status as officers and directors. We have generally entered into indemnification agreements with our officers and directors and we may be liable for judgments, fines and expenses in connection with such proceedings, which, in the aggregate, may be material. We are paying legal fees for counsel representing our officers and directors in connection with such proceedings. In addition, we have agreed to indemnify one executive in the event of any claim, including reasonable attorney fees, brought against him relating to a prior employment agreement.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, and none of these interlocking relationships have existed in the past.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	39,210,777 (2)	$4.78	73,529,014 (3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	39,210,777	$4.78	73,529,014

(1)          Consists of the 1997 Plan and the 2000 Employee Stock Purchase Plan (“ESPP”).

(2)          Excludes purchase rights presently accruing under the ESPP. The ESPP consists of four consecutive purchase periods that are generally six months in duration. Eligible employees may purchase shares of common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning of each two-year offering period or the end of each semi-annual purchase period. Participation is limited to 20% of an employee’s eligible compensation not to exceed amounts allowed by the Internal Revenue Code.

(3)          Consists of shares available for future issuance under the 1997 Plan and the ESPP. As of December 31, 2006, an aggregate of 50,264,471 shares of common stock were available for issuance under the 1997 Plan and 23,264,543 shares of common stock were available for issuance under the ESPP. The 1997 Plan, which terminates as of November 18, 2007, incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the 1997 Plan automatically increases by a number equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) such number as our Board of Directors may determine, but the total shares reserved for issuance under incentive stock options cannot increase to more than 81,000,000 without further shareholder approval (except as the 1997 Plan provides with respect to certain changes in our equity structure). The ESPP incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the ESPP automatically increases by a number equal to the lesser of (i) 2% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) such number as our Board of Directors may determine, but the total shares reserved for issuance cannot increase to more than 75,000,000 without further shareholder approval (except as the ESPP provides with respect to certain changes in our equity structure).

Proposal 2—APPROVAL OF 2007 STOCK INCENTIVE PLAN

On September 20, 2007, the Board of Directors of the Company adopted, subject to shareholder approval, the 2007 Stock Incentive Plan (the “2007 Plan”). Awards granted under the 2007 Plan are intended to attract, retain and motivate personnel who are expected to make important contributions to Sonus, thereby promoting shareholder interests and enhancing shareholder value. Up to 9,500,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2007 Plan.

The 2007 Plan is intended to replace the 1997 Plan, which expires on November 18, 2007. As of September 7, 2007, options to purchase 43,177,042 shares of common stock were outstanding under the 1997 Plan and an additional 5,088,651 shares were reserved for future option grants. Upon the expiration of the 1997 Plan on November 18, 2007, all then outstanding options will remain in effect, but no additional option grants may be made under the 1997 Plan. We will continue to award new hire and other grants under the 1997 Plan prior to the 2007 Annual Meeting in accordance with our normal policy and practices.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of Sonus to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2007 Plan is in the best interests of the Company and its shareholders and recommends a vote “FOR” the approval of the 2007 Plan and the reservation of 9,500,000 shares of common stock for issuance thereunder.

Description of the 2007 Plan

The following is a summary of the material terms of the 2007 Plan and is qualified in its entirety by the full text of the 2007 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Shares Issuable under the 2007 Plan

Awards may be made under the 2007 Plan for up to 9,500,000 shares of common stock (subject to adjustment for changes in capitalization, including stock splits and other similar events).

If an award expires, terminates, is cancelled or otherwise results in shares not being issued, the unused shares covered by such award will generally become available for future grant under the 2007 Plan. However, any shares tendered to pay the exercise price of an award or to satisfy a tax withholding obligation, and any shares repurchased on the open market using the proceeds from the exercise of an award, will not become available for future grant under the 2007 Plan. In addition, the full number of shares subject to any stock-settled stock appreciation rights (“SARs”) will count against the shares available for issuance under the 2007 Plan, regardless of the number of shares actually issued to settle such SAR upon exercise.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, SARs, restricted stock, restricted stock units (“RSUs”) and other stock-based awards and performance awards as described below (collectively referred to as “Awards”).

Incentive Stock Options and Non-statutory Stock Options.   Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which is not less than the fair market value of our common stock at the close of trading on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2007 Plan permits the following forms of payment of the exercise price of options: payment by cash, check or in connection with a “cashless exercise” through a broker or subject to certain conditions and if permitted by the Board of Directors, surrender to Sonus shares of common stock, or delivery to Sonus of a promissory note, or any other lawful means, or any combination of these forms of payment.

Stock Appreciation Rights.   A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the exercise price, which shall be not less than the fair market value on the date the SAR is granted. SARs may be granted independently or in tandem with an Option. No SAR will be granted with a term in excess of 10 years.

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of common stock or cash, subject to the right of Sonus to repurchase all or part of such shares or to require forfeiture if issued at no cost if the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. The Board of Directors will determine the terms and conditions of the applicable award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase and the issue price, if any.

Restricted Stock Unit Awards.   RSU awards entitle the recipient to receive shares of common stock to be delivered at the time such award vests pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.   Under the 2007 Plan, the Board of Directors has the right to grant other Awards having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.   Restricted stock and RSU awards and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) will be made subject to the achievement of performance goals. We refer to these awards as “performance awards.” Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.

The performance criteria for each such Award will be based on one or more of the following measures: (a) net income; (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; (c) operating profit before or after discontinued operations and/or taxes; (d) sales; (e) sales growth; (f) earnings growth; (g) cash flow or cash position; (h) gross margins; (i) stock price; (j) market share; (k) return on sales, assets, equity or investment; (l) improvement of financial ratings; (m) achievement of balance sheet or income statement objectives; or (n) total shareholder return; and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures shall be adjusted to exclude any one or more of: (i) extraordinary items; (ii) gains or losses on the dispositions of discontinued operations; (iii) the cumulative effects of changes in accounting principles; (iv) the writedown of any asset; and (v) charges for restructuring and rationalization programs.

Such performance measures:

•       may vary by participant and may be different for different Awards;

•       may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works; and

•       will be set by the Board of Directors within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Restrictions on Repricings

Unless approved by our shareholders:

•       no outstanding option or SAR granted under the 2007 Plan may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

•       no outstanding option or SAR grant may be cancelled and substituted with a new award under the 2007 Plan covering the same or a different number of shares of common stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Transferability of Awards

Awards other than restricted stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant. The Board may permit the gratuitous transfer of an Award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant or an immediate family member if, with respect to such transferee, Sonus would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such award.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of Sonus and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2007 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single Award. The maximum number of shares with respect to which Awards other than options and SARs may be granted is 35% of the maximum number of shares reserved for issuance under the 2007 Plan. In addition, the maximum number of shares with respect to which Awards may be granted to non-employee directors in a calendar year is 100,000.

Plan Benefits

As of September 7, 2007, approximately 935 employees were eligible to receive Awards under the 2007 Plan, including our executive officers, and not including our non-employee directors. The granting of Awards under the 2007 Plan is discretionary and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On September 7, 2007, the last reported sale price of our common stock on the Nasdaq Global Select Market was $5.61.

Administration

The 2007 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. Pursuant to the terms of the 2007 Plan, the Board may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee to administer the 2007 Plan and the Compensation Committee has authorized the Chief Executive Officer to grant options, subject to specific limitations set by the Compensation Committee, to newly hired employees.

Subject to any applicable limitations contained in the 2007 Plan, the Board, the Compensation Committee, or any other committee or officer to whom the Board of Directors or a committee delegates authority, as the case may be, selects the recipients of Awards and determines the terms of the Awards.

The Board is required to make equitable adjustments in connection with the 2007 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs and other similar changes in capitalization, and any other dividend or distribution other than an ordinary cash dividend. The 2007 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•       any merger or consolidation of Sonus with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•       any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

•       any liquidation or dissolution of the Company.

In connection with a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards, other than Restricted Stock Awards, on such terms as the Board determines:

•       provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•       upon written notice, provide that all unexercised options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•       provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•       in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards;

•       provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); or

•       any combination of the foregoing.

With respect to restricted stock and RSU awards, the 2007 Plan generally provides that the Company’s repurchase and other rights under such awards will inure to the benefit of the Company’s successor, and will apply to the cash, securities or other property into which the Company’s common stock is converted.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2007 Plan. Substitute Awards will not count against the 2007 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2007 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

The 2007 Plan will become effective on the date approved by the Company’s shareholders (“Effective Date”). No new Award may be granted under the 2007 Plan after completion of 10 years from the Effective Date but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2007 Plan; provided that, to the extent determined by the Board, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement will become effective until such shareholder approval is obtained.

Consequences of Nonapproval

If shareholders do not approve the adoption of the 2007 Plan, the 2007 Plan will not go into effect, we will not grant any Awards under the 2007 Plan and the shares currently reserved for issuance under the 1997 Plan will remain available for grant only until the expiration of the 1997 Plan on November 18, 2007. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.”  The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2007 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee reviewed and discussed with management and with Deloitte & Touche LLP (“Deloitte”) our audited consolidated financial statements for the year ended December 31, 2006, management’s assessment of the effectiveness of our internal control over financial reporting, Deloitte’s audit of management’s assessment of the effectiveness of our internal control over financial reporting, and Deloitte’s audit of the effectiveness of our internal control over financial reporting. The Audit Committee also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees. The Audit Committee discussed with Deloitte the registered public accounting firm’s independence from us and our management and has received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The Committee also considered whether the non-audit services performed by Deloitte were compatible with maintaining the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by,
AUDIT COMMITTEE:
John P. Cunningham (Chairman)
Edward T. Anderson
Howard E. Janzen

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 10, 2005, the Audit Committee of our Board of Directors determined to engage Deloitte & Touche LLP  (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The Audit Committee of our Board of Directors dismissed Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm, effective August 10, 2005. The audit report of E&Y on our consolidated financial statements as of and for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2003 and 2004, and the subsequent interim period from January 1, 2005 through August 10, 2005, there were no disagreements between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to E&Y’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K except as disclosed in the following paragraph.

In July 2004, we restated certain of our financial statements previously issued as a result of a number of adjustments, the largest of which related to revenue, deferred revenue, inventory reserves, purchase accounting, impairments, accrued expenses and stock-based compensation. In connection with the restatement, E&Y advised us that significant internal control matters that collectively constituted material weaknesses in internal control over financial reporting existed as described in Part II, Item 9A of our Form 10-K/A for fiscal year 2003. In Management’s Report on Internal Control Over Financial Reporting and Part II, Item 9A of our Form 10-K for fiscal year 2004, we described material weaknesses in our internal control over financial reporting and our management concluded that, as of December 31, 2004, our internal control over financial reporting was not effective. In its report, E&Y rendered an unqualified opinion on management’s assessment of our internal control over financial reporting and an adverse opinion on the effectiveness of our internal control over financial reporting. As described in our Form 10-K for fiscal year 2004, we commenced implementing process and control improvements intended to address these material weaknesses. As described in our Form 10-K for fiscal year 2005, we have continued in 2005 and 2006 implementing process and control improvements intended to address the reported material weaknesses.

Our Audit Committee discussed with E&Y the issues relating to our internal control over financial reporting, and we authorized E&Y to respond fully to the inquiries of Deloitte concerning the subject matter thereof.

We did not consult with Deloitte during the fiscal years ended December 31, 2003 and 2004 and the subsequent interim period from January 1, 2005 through August 10, 2005, on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where either a written report or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005

The following is a summary of the aggregate fees billed to us by Deloitte & Touche LLP, our current independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005 for each of the following categories of professional services.

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$3,401,000	$2,195,000
Audit-Related Fees	23,000	—
Tax Fees	20,000	—
All Other Fees	12,300	625
Total Fees	$3,456,300	$2,195,625

The following is a summary of the aggregate fees billed to us by Ernst & Young LLP, our former independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005 for each of the following categories of professional services.

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$75,000	$407,915	(1)(2)
Audit-Related Fees	—	—
Tax Fees	—	518
All Other Fees	65,551	—
Total Fees	$140,551	$408,433

(1)          Includes fees and expenses related to interim reviews for the first and second quarters of 2005, the 2004 Singapore statutory audit, and the fiscal 2003 Form 10-Q/A reviews.

(2)          Includes fees and expenses related to the fiscal 2004 year end audit, the 2004 audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and interim reviews.

Audit Fees

Audit fees consist of professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and statutory audits of our foreign subsidiaries. Audit fees for 2006 include fees related to the audit of our restated financial statements and the review of the independent investigation into our historical stock option practices and accounting.

Audit-Related Fees

Audit-related fees consist of professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements and the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, but are not reported under “Audit Fees.”  These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of professional services for tax compliance, accounting, reporting, advice and planning. These services include assistance regarding federal, state and international tax compliance and reporting; sales, use and value added tax matters; employment taxes and international tax planning.

All Other Fees

All other fees consist of products and professional services other than the services reported above, including E&Y’s fees in connection with the formal order of private investigation issued by the SEC in June 2004, which was terminated by the SEC in June 2005, and fees for our subscription to Deloitte’s on-line accounting research tool.

Policy On Audit Committee Pre-Approval of Audit And Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm and our management submit an aggregate of services expected to be rendered during that year for each of the four categories of services to the Audit Committee for approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and our management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may ratify, without prior approval, certain de minimis non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than $5,000 during the fiscal year in which the services are provided. During the fiscal years ended December 31, 2006 and 2005, there were no de minimis non-audit services provided that the Audit Committee subsequently ratified.

Our Audit Committee requires the regular rotation of the lead audit partner and concurring partner as required by Section 203 of the Sarbanes-Oxley Act of 2002 and is responsible for recommending to our board policies for hiring employees or former employees of the independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2006, our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, except that Ms. Richstone was late in reporting on Form 4 a grant of options to purchase shares of common stock, and Mr. Collier was late in reporting on Form 4 the change in his beneficial ownership of our securities due to the disposition to us of restricted stock to satisfy tax withholding obligations.

SHAREHOLDER PROPOSALS FOR INCLUSION IN 2008 PROXY STATEMENT

To be considered for inclusion in the proxy statement relating to our annual meeting of shareholders to be held in 2008, shareholder proposals must be received at our principal executive offices no later than July 15, 2008, which is no less than 120 calendar days prior to the anniversary of the prior year’s annual meeting of shareholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on November 12, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2008 ANNUAL MEETING

We must receive other proposals of shareholders (including director nominations) intended to be presented at the 2008 annual meeting of shareholders but not included in the proxy statement by July 15, 2008, but not before June 15, 2008, which is not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2008 annual meeting of shareholders is scheduled to be held on a date before October 13, 2008, or after January 11, 2009, which are dates 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice must be received by us at our principal executive office not later than the later of (1) the 60th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards may not be presented at the 2008 annual meeting of shareholders.

SHAREHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write, e-mail or call our Investor Relations Department at Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. You may also access our annual report and proxy statement on our website, www.sonusnet.com, at Corporate/Investor Relations/SEC filings.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact American Stock

Transfer & Trust Company, 59 Maiden Lane, New York, NY 10007, tel. (877) 777-0800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 2, 2007, is being mailed to shareholders in connection with this proxy solicitation. With the payment of an appropriate processing fee, we will provide copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to the Investor Relations department at our principal executive offices at 7 Technology Park Drive, Westford, MA 01886.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

We will pay the costs of soliciting proxies from shareholders, directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on behalf of us, without additional compensation, other than the time expended and telephone charges in making such solicitations. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

By Order of the Board of Directors,

Westford, Massachusetts October 9, 2007	Charles J. Gray Secretary

Exhibit A

SONUS NETWORKS, INC.

2007 STOCK INCENTIVE PLAN

1.   Purpose.

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of Sonus Networks, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.   Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.   Administration and Delegation.

(a)   Administration by Board of Directors.   The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)   Delegation to Officers.   To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the

Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.   Stock Available for Awards.

(a)   Number of Shares.   Subject to adjustment under Section 9, Awards may be made under the Plan for up to 9,500,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Sub-limits.   Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)   Section 162(m) Per-Participant Limit.   The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)   Limit on Awards other than Options and SARs.   The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 35% of the maximum number of authorized shares set forth in Section 4(a).

(3)   Limit on Awards to Directors.   The maximum number of shares with respect to which Awards may be granted to any director who is not an employee of the Company at the time of grant shall be 100,000 per calendar year.

(c)   Substitute Awards.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.   Stock Options.

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Sonus Networks, Inc., any of Sonus Networks, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)   Exercise Price.   The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)   Exercise of Option.   Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)    Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)   in cash or by check, payable to the order of the Company;

(2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)   to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)   to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5)   by any combination of the above permitted forms of payment.

(g)   Fair Market Value.   Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)   if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)   if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for the date of grant; or

(3)   if no such closing sale price information is available, the average of bids and asked prices that Nasdaq reports for the date of grant; or

(4)   if there are no such closing bid and asked prices, the average of the bid and asked prices as reported by any other commercial service for the date of grant.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately following trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

(h)   Limitation on Repricing.   Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.   Stock Appreciation Rights.

(a)   General.   The Board may grant Awards consisting of a SAR entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the exercise price established pursuant to Section 6(c). The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)   Grants.   SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)   Tandem Awards.   When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)   Independent SARs.   A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)   Exercise Price.   The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)   Term.   The term of a SAR shall not be more than 10 years from the date of grant.

(e)   Exercise.   SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f)    Limitation of Repricing.   Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.   Restricted Stock; Restricted Stock Units.

(a)   General.   The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)   Terms and Conditions for all Restricted Stock Awards.   The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)   Additional Provisions Relating to Restricted Stock.

(1)   Dividends.   Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)   Stock Certificates.   The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)   Additional Provisions Relating to Restricted Stock Units.

(1)   Settlement.   Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2)   Voting Rights.   A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)   Dividend Equivalents.   To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.   Other Stock Unit Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.   Adjustments for Changes in Common Stock and Certain Other Events.

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events.

(1)   Definition.   A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.   In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)   Consequences of a Reorganization Event on Restricted Stock Awards.   Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(c)   Acquisition.   An “Acquisition” shall mean any (i) merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity (the “Acquiror”)) less than a majority of the combined voting power of the voting securities of the Company or the Acquiror outstanding immediately after such merger or consolidation or (ii) sale, transfer or other disposition of all or substantially all of the assets of the Company. The effect of an Acquisition on any Award granted under the Plan shall be specified in the agreement evidencing such Award.

10.   General Provisions Applicable to Awards.

(a)   Transferability of Awards.   Awards (other than vested Restricted Stock Awards) shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Withholding.   The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)    Amendment of Award.   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.   The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)   Performance Awards.

(1)   Grants.   Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(2)   Committee.   Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3)   Performance Measures.   For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)   Adjustments.   Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)   Other.   The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.   Miscellaneous.

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)   Effective Date and Term of Plan.   The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of The NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)   Provisions for Foreign Participants.   The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)    Compliance With Code Section 409A.   No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ANNUAL MEETING OF SHAREHOLDERS OF

SONUS NETWORKS, INC.

November 12, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20230000000000000000 0	111207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		2. 2007 STOCK INCENTIVE PLAN	FOR AGAINST ABSTAIN
☐ ☐ ☐
☐ FOR ALL NOMINEES	NOMINEES: Howard E. Janzen H. Brian Thompson
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:			To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

SONUS NETWORKS, INC.

November 12, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500
from foreign countries and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230000000000000000 0	111207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		2. 2007 STOCK INCENTIVE PLAN	FOR AGAINST ABSTAIN
☐ ☐ ☐
☐ FOR ALL NOMINEES	NOMINEES: Howard E. Janzen H. Brian Thompson
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:			To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SONUS NETWORKS, INC.

PROXY

PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of SONUS NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated October 9, 2007, and hereby appoints Hassan M. Ahmed and Charles J. Gray, and each of them, jointly and severally, as proxies and attorneys-in- fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2007 annual meeting of shareholders of Sonus Networks, Inc. to be held on Monday, November 12, 2007 at 9:00 a.m., local time, at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matter set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR the proposals specified above and as said proxies deem advisable on such other matters as may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE

(Your vote must be returned prior to the annual meeting on November 12, 2007)

SEE REVERSE SIDE	SEE REVERSE SIDE

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